SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 14, 2011

Webster Preferred Capital Corporation

(Exact name of registrant as specified in its charter)

Connecticut	0-23513	06-1478208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

145 Bank Street, Waterbury, Connecticut		06702
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (203) 578-2202

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On September 14, 2011 the Board of Directors of Webster Preferred Capital Corporation declared a quarterly cash dividend of $.215625 per share on the Company’s 8.625% Series B Cumulative Redeemable Preferred Stock.

The dividend will be payable on October 17, 2011, to shareholders of record on October 1, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Webster Preferred Capital Corporation

Date: September 16, 2011	By:	/s/ Gregory S. Madar
Gregory S. Madar
Chief Financial Officer
(Principal Financial Officer)